Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of OpenTV Corp. of our report dated January 23, 2002, except as to Note 16, which is as of April 8, 2003, relating to the consolidated financial statements and financial statement schedule of OpenTV Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

April 24, 2003